PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
July 27, 2016		(804) 217-5897

DYNEX CAPITAL, INC. REPORTS
SECOND QUARTER 2016 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its second quarter 2016 results today. As previously announced, the Company's quarterly conference call to discuss these results is today at 10:00 a.m. Eastern Time and may be accessed at 1-888-339-0823 or by live webcast which includes a slide presentation, the link for which is provided under “Investor Center” on the Company's website (www.dynexcapital.com).
Second Quarter 2016 Highlights

•	Comprehensive income of $0.35 per common share comprised of net loss to common shareholders of $(0.11) per common share and other comprehensive income of $0.46 per common share

•	Core net operating income per common share, a non-GAAP measure, of $0.21

•	Net interest spread of 1.94% and adjusted net interest spread, a non-GAAP measure, of 1.87%

•	Book value per common share of $7.69 at June 30, 2016, an increase of $0.15, or 2%, from March 31, 2016 book value per common share of $7.54

•	Leverage of 6.1x shareholders' equity at June 30, 2016 versus 6.4x shareholders equity at March 31, 2016

•	Dividend declared of $0.21 per common share
Earnings Summary
Comprehensive income to common shareholders was $17.4 million for the second quarter of 2016 versus $2.0 million in the first quarter of 2016. Comprehensive income to common shareholders for the second quarter of 2016 was primarily comprised of the following:

•	net interest income of $16.7 million

•	net unrealized gains on changes in fair value of investments of $23.0 million

•	net loss on derivatives of $16.3 million, substantially all of which was an unrealized loss on changes in fair value

•	realized losses of $(0.3) million on MBS sales
Net interest income declined $2.1 million to $16.7 million for the second quarter of 2016 versus $18.8 million for the first quarter of 2016. Interest income for the second quarter of 2016 declined $2.3 million compared to the first quarter of 2016 primarily as a result of the declining balance of our investment portfolio and lower prepayment penalty income from CMBS. The decline in interest income was partially offset by a $0.2 million decline in interest expense due to a lower average balance of borrowings for the second quarter of 2016 compared to the first quarter of 2016. Net interest spread decreased 3 basis points from the first quarter of 2016 primarily because a portion of our maturing FHLB advances were replaced with repurchase agreement financings at higher rates.
Net unrealized gains on changes in fair value of investments of $23.0 million and net loss on derivatives of $16.3 million for the second quarter of 2016 were due primarily to the decline in market interest rates during the second quarter of 2016.
Core net operating income to common shareholders was $10.5 million, or $0.21 per common share, for the second quarter of 2016 versus $10.8 million, or $0.22 per common share, for the first quarter of 2016. Core net operating income for the second quarter of 2016 was impacted by the following:

•
a decline of $2.3 million in interest income compared to the first quarter of 2016 due to the declining balance of our investment portfolio and lower prepayment penalty income on Agency CMBS during the second quarter as mentioned above;

•	a decline of $1.3 million in adjusted interest expense due to a reduction in the average notional balance of current pay-fixed interest rate swaps as discussed below; and

•	lower general and administrative costs of $0.4 million as a result of lower salary and stock compensation expense compared to the first quarter of 2016.
Adjusted net interest spread increased 11 basis points to 1.87% for the second quarter of 2016 compared to the first quarter of 2016 because adjusted cost of funds decreased 12 basis points. The decrease in adjusted cost of funds for the second quarter of 2016 was due to lower net periodic interest costs of 14 basis points as a result of terminations of $500.0 million notional of pay-fixed interest rate swaps early in the second quarter of 2016. The benefit from the decrease in net periodic interest cost was partially offset by higher repurchase agreement borrowing costs, which increased as a result of the replacement of maturing FHLB advances with repurchase agreement financings at higher rates as mentioned above.
Shareholders' Equity and Book Value per Common Share
Shareholders' equity increased 2% during the second quarter of 2016 to $491.5 million at June 30, 2016. Book value per common share also increased 2% to $7.69 at June 30, 2016 compared to $7.54 at March 31, 2016. The increase in book value per common share of $0.15 was driven primarily by increases in unrealized gains in investments partially offset by the increase in unrealized losses on derivative instruments. On balance, shareholders' equity and book value per common share increased as a result of the rally in interest rates during the quarter. Economic return on book value was 4.8% for the second quarter of 2016 (calculated by dividing the sum of dividends declared of $0.21 and the $0.15 increase in book value per common share by second quarter's beginning book value of $7.54) and 5.2% for the first half of 2016.

Investments
Below is a summary of the activity in the Company's MBS portfolio during the second quarter of 2016:

($ in thousands)	RMBS	CMBS	CMBS IO	Total
Balance at March 31, 2016	$1,549,591	$1,016,476	$762,685	$3,328,752
Purchases	—	—	—	—
Principal payments	(90,008)	(6,421)	—	(96,429)
Sales	(10,584)	—	—	(10,584)
Net premium amortization	(3,950)	(765)	(31,316)	(36,031)
Unrealized gain during the period	3,392	13,559	6,076	23,027
Balance at June 30, 2016	$1,448,441	$1,022,849	$737,445	$3,208,735
The following table presents information for the Company's MBS portfolio by category:

	Three Months Ended
	June 30, 2016		March 31, 2016
($ in thousands)	Average Balance	Effective Yield (1)	Average Balance	Effective Yield (1)
RMBS:
Agency	$1,436,582	1.83%	$1,549,079	1.84%
Non-Agency	59,037	3.62%	64,025	3.62%
	1,495,619	1.90%	1,613,104	1.91%
CMBS:
Agency	869,271	2.92%	879,727	3.01%
Non-Agency	110,393	6.06%	137,866	5.37%
	979,664	3.28%	1,017,593	3.33%
CMBS IO:
Agency	395,468	3.75%	413,100	3.80%
Non-Agency	348,832	3.91%	362,288	3.92%
	744,300	3.83%	775,388	3.85%

Total MBS Investments:	$3,219,583	2.76%	$3,406,085	2.78%
(1) Effective yield is weighted by the average balance of investments, which in turn is calculated using daily amortized cost basis.
Effective yield on MBS decreased 2 basis points from the prior quarter primarily because of lower prepayment penalty income earned on Agency CMBS as previously noted.
Financing and Leverage
The following table presents financing balances and average rates by the type of security pledged as collateral as of the dates indicated:

	June 30, 2016		December 31, 2015
($ in thousands)	Balance	Weighted Average Rate	Balance	Weighted Average Rate
Agency RMBS	$1,284,519	0.67%	$1,439,436	0.47%
Non-Agency RMBS	45,581	1.81%	52,128	1.77%
Agency CMBS	547,234	0.67%	301,427	0.49%
Non-Agency CMBS	101,795	1.37%	126,378	1.26%
Agency CMBS IO	331,263	1.30%	360,245	1.24%
Non-Agency CMBS IO	283,906	1.39%	302,771	1.33%
Securitization financing bonds	6,182	1.80%	7,035	1.65%
Total repurchase agreement financing	2,600,480	0.88%	2,589,420	0.75%

FHLB advances collateralized with Agency CMBS	$263,000	0.51%	$520,000	0.40%
The Company's overall leverage declined to 6.1x at June 30, 2016 compared to 6.4x at March 31, 2016 and 6.5x at December 31, 2015. The decline is primarily the result of a declining balance of borrowings over the past six months. The Company has been using proceeds from principal payments and sales of MBS to reduce our borrowings and to build our liquidity in lieu of reinvesting into new investments during the past six months. Additionally, the Company's overall leverage declined to 6.1x at June 30, 2016 as a result of the increase in shareholder's equity as discussed above.
The weighted average original term to maturity for the Company's repurchase agreements was 52 days at June 30, 2016 compared to 62 days at March 31, 2016 and 67 days at December 31, 2015. The weighted average remaining term to maturity was 21 days at June 30, 2016 versus 23 days at March 31, 2016 and 22 days at December 31, 2015.
Hedging Activities
The following table summarizes certain information with respect to the Company's interest rate swaps and Eurodollar futures as of June 30, 2016:

Effective Period	Weighted Average Notional Outstanding for the Period (1) (2)	Weighted Average Net Pay Rate (1) (2)
($ in thousands)
Remainder of 2016	$305,000	0.64%
2017	405,712	2.01%
2018	801,027	3.21%
2019	541,219	3.55%
2020	469,262	3.47%
2021	555,205	2.72%
2022	600,000	2.67%
2023	600,000	2.67%
2024	607,104	2.67%
2025	344,521	2.53%

(1)	Includes pay-fixed interest rate swaps, net of receive-fixed interest rate swaps.

(2)	Eurodollar futures included in these amounts are presented on the weighted average basis outstanding for the effective period indicated.

The following table summarizes the activity related to the Company's current net-pay fixed interest rate swaps that were effective during the three months ended June 30, 2016:

($ in thousands)	Notional Balance (1)	Weighted Average Net Pay Rate (1)
Balance of effective interest rate swaps at March 31, 2016	$805,000	1.41%
Effective interest rate swaps added	—	—%
Previously forward-starting interest rate swaps (2)	—	—%
Effective interest rate swaps terminated	(500,000)	1.89%
Balance of effective interest rate swaps at June 30, 2016	$305,000	0.64%

(1)	Includes pay-fixed interest rate swaps, net of receive-fixed interest rate swaps.

(2)	Represents interest rate swaps entered into in prior periods that became effective during the quarter presented.

The average notional amount of net current pay-fixed swaps during the second quarter of 2016 was $409.9 million at an average net pay-fixed rate of 0.93% versus an average notional amount of $937.0 million at an average net pay-fixed rate of 1.25% for the first quarter of 2016. In addition to the currently effective derivative instruments noted in the table above, at June 30, 2016, the Company also had forward-starting derivative instruments including $6.3 billion notional in 3-month Eurodollar futures which become effective beginning in 2017 with expiration dates ranging from 2017 to 2020 at a weighted average rate of 3.87%, and $625.0 million notional in interest rate swaps with a weighted average rate of 2.67% which become effective in 2020 and expire in 2026.
The following table details the components of the loss on derivative instruments, net recognized in the consolidated statement of comprehensive income for the second quarter of 2016:

($ in thousands)	Realized Gains (Losses)	Change in Fair Value of Derivative Instruments	Periodic Interest Costs (1)	Gain (Loss) on Derivative Instruments, Net
Receive-fixed interest rate swaps	$—	$2,422	$1,321	$3,743
Pay-fixed interest rate swaps	(72)	(13,975)	(1,807)	(15,854)
Eurodollar futures	—	(4,186)	—	(4,186)
Total	$(72)	$(15,739)	$(486)	$(16,297)

(1)	Amounts represent interest earned or incurred related to interest rate swaps effective during the quarter.

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS, CMBS, and CMBS IO.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including core net operating income to common shareholders (including per common share), adjusted interest expense, adjusted cost of funds, adjusted net interest income, and adjusted net interest spread. Schedules reconciling these non-GAAP financial measures to GAAP are provided as a supplement to this release. Management uses core net operating income (including per common share) as an estimate of the net interest earnings from our investments after operating expenses. In connection with core net operating income, management uses adjusted interest expense, adjusted cost of funds, adjusted net interest income, and adjusted net interest spread because management considers net periodic interest costs related to the Company's derivative instruments as an additional cost of using repurchase agreements to finance investments. Because these measures are used in the Company's internal analysis of financial and operating performance, management believes that they provide greater transparency to our investors of management's view of our economic performance. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers even though peer companies may present non-GAAP measures on a different basis than the Company's. Because these non-GAAP financial measures exclude certain items used to compute GAAP net income to common shareholders and GAAP interest expense, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income. In addition, because not all companies use identical calculations, the Company's presentation of its non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments, prepayment rates on our investment portfolio and risks posed by our investment portfolio, our future investment strategies, our future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government regulatory and monetary policy, the impact of regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and ongoing financial institution regulatory reform efforts, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and other reports filed with and furnished to the Securities and Exchange Commission.

#	#	#

DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share and per share data)

	June 30, 2016	December 31, 2015
ASSETS	(unaudited)
Mortgage-backed securities	$3,208,735	$3,493,701
Mortgage loans held for investment, net	21,815	24,145
Investment in limited partnership	—	10,835
Investment in FHLB stock	5,260	11,475
Cash and cash equivalents	96,897	33,935
Restricted cash	83,679	51,190
Derivative assets	18,421	7,835
Principal receivable on investments	7,794	6,193
Accrued interest receivable	19,619	22,764
Other assets, net	6,853	7,975
Total assets	$3,469,073	$3,670,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$2,600,480	$2,589,420
FHLB advances	263,000	520,000
Non-recourse collateralized financing	7,520	8,442
Derivative liabilities	90,260	41,205
Accrued interest payable	1,714	1,743
Accrued dividends payable	12,257	13,709
Other liabilities	2,316	3,504
Total liabilities	2,977,547	3,178,023

Shareholders’ equity:
Preferred stock, par value $.01 per share, 8.5% Series A Cumulative Redeemable; 8,000,000 shares authorized; 2,300,000 shares issued and outstanding ($57,500 aggregate liquidation preference)	$55,407	$55,407
Preferred stock, par value $.01 per share, 7.625% Series B Cumulative Redeemable; 7,000,000 shares authorized; 2,250,000 shares issued and outstanding ($56,250 aggregate liquidation preference)	54,251	54,251
Common stock, par value $.01 per share, 200,000,000 shares authorized; 49,145,087 and 49,047,335 shares issued and outstanding, respectively	491	490
Additional paid-in capital	726,063	725,358
Accumulated other comprehensive income (loss)	51,908	(12,768)
Accumulated deficit	(396,594)	(330,713)
Total shareholders' equity	491,526	492,025
Total liabilities and shareholders’ equity	$3,469,073	$3,670,048

Book value per common share	$7.69	$7.71

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Interest income	$22,816	$24,527	$47,905	$48,626
Interest expense	6,100	5,542	12,410	10,913
Net interest income	16,716	18,985	35,495	37,713

(Loss) gain on derivatives, net	(16,297)	17,090	(64,561)	(8,233)
Loss on sale of investments, net	(297)	(1,491)	(4,238)	(183)
Fair value adjustments, net	28	20	51	59
Other income, net	290	612	353	645
General and administrative expenses:
Compensation and benefits	(1,875)	(2,351)	(4,093)	(4,467)
Other general and administrative	(1,796)	(2,403)	(3,669)	(4,544)
Net (loss) income	(3,231)	30,462	(40,662)	20,990
Preferred stock dividends	(2,294)	(2,294)	(4,588)	(4,588)
Net (loss) income to common shareholders	$(5,525)	$28,168	$(45,250)	$16,402

Other comprehensive income:
Change in net unrealized gain on available-for-sale investments	$22,730	$(42,027)	$60,491	$(18,722)
Reclassification adjustment for loss on sale of investments, net	297	1,491	4,238	183
Reclassification adjustment for de-designated cash flow hedges	(80)	857	(53)	1,914
Total other comprehensive income (loss)	22,947	(39,679)	64,676	(16,625)
Comprehensive income (loss) to common shareholders	$17,422	$(11,511)	$19,426	$(223)

Net (loss) income per common share-basic and diluted	$(0.11)	$0.52	$(0.92)	$0.30
Weighted average common shares	49,119	54,574	49,080	54,687

DYNEX CAPITAL, INC.
KEY FINANCIAL MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

		2Q2016		1Q2016		4Q2015		3Q2015		2Q2015
Net (loss) income per common share	$(0.11)		$(0.81)			$0.61		$(0.74)		$0.52
Core net operating income per common share (1)		$0.21		$0.22		$0.25		$0.24		$0.21
Comprehensive income (loss) per common share		$0.35		$0.04	$(0.30)			$(0.22)	$(0.21)
Dividends per common share		$0.21		$0.21		$0.24		$0.24		$0.24
Book value per common share, end of period		$7.69		$7.54		$7.71		$8.19		$8.53
Leverage at period end (2)	6.1	x	6.4	x	6.5	x	6.4	x	6.2	x
Average interest earning assets		$3,242,413		$3,429,875		$3,598,748		$3,818,140		$3,748,536
Average interest bearing liabilities		$2,916,432		$3,095,490		$3,237,574		$3,405,850		$3,320,760
Net interest income		$16,716		$18,779		$19,689		$20,237		$18,985
Adjusted net interest income (1)		$16,150		$17,126		$19,093		$19,342		$18,049
Effective yield by investment type (3):
RMBS		1.90%		1.91%		1.91%		1.76%		1.82%
CMBS		3.28%		3.33%		3.19%		3.36%		3.38%
CMBS IO		3.83%		3.85%		3.90%		3.85%		3.86%
Mortgage loans held for investment		3.80%		3.82%		3.96%		4.37%		4.24%
Effective yield-total portfolio		2.77%		2.78%		2.74%		2.69%		2.63%
Cost of funds (4)		0.83%		0.81%		0.70%		0.67%		0.66%
Net interest spread		1.94%		1.97%		2.04%		2.02%		1.97%
Adjusted cost of funds (1)		0.90%		1.02%		0.78%		0.78%		0.77%
Adjusted net interest spread (1)		1.87%		1.76%		1.96%		1.91%		1.86%
CPR for Agency RMBS (5)		17.4%		13.2%		13.5%		18.8%		16.7%

(1)	Non-GAAP financial measures are reconciled in the supplement to this release.

(2)	Also commonly referred to by the Company as "overall leverage" and is calculated by dividing total liabilities by total shareholders' equity.

(3)	Effective yield is weighted by the average balance of investments which is calculated using daily amortized cost basis.

(4)	Percentages shown are based on annualized interest expense amounts divided by average interest bearing liabilities.

(5)	Represents the 3-month average constant prepayment rate ("CPR").

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
AND OTHER NON-GAAP SCHEDULES
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
GAAP net (loss) income to common shareholders	$(5,525)	$(39,725)	$30,237	$(39,271)	$28,168
Less:
Amortization of de-designated cash flow hedges (1)	(80)	27	727	857	857
Change in fair value of derivative instruments, net (2)	15,811	46,584	(19,177)	50,997	(18,883)
Loss (gain) on sale of investments, net	297	3,941	908	(113)	1,491
Fair value adjustments, net	(28)	(24)	6	(16)	(20)
Core net operating income to common shareholders	$10,475	$10,803	$12,701	$12,454	$11,613

Weighted average common shares	49,119	49,041	49,299	52,777	54,574
Core net operating income per common share	$0.21	$0.22	$0.25	$0.24	$0.21
(1) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.

(2)	Amount includes any realized gains (losses) recognized during the period presented and excludes net periodic interest costs of derivative instruments.

	Three Months Ended
($ in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Interest income	$22,816	$25,089	$25,522	$26,096	$24,527
Adjusted interest expense (1)	6,666	7,963	6,429	6,754	6,478
Adjusted net interest income (1)	16,150	17,126	19,093	19,342	18,049
Other income, net	290	63	180	(215)	612
General & administrative expenses	(3,671)	(4,092)	(4,278)	(4,379)	(4,754)
Preferred stock dividends	(2,294)	(2,294)	(2,294)	(2,294)	(2,294)
Core net operating income to common shareholders	$10,475	$10,803	$12,701	$12,454	$11,613

(1)	Non-GAAP financial measures reconciled on next page.

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
AND OTHER NON-GAAP SCHEDULES
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	June 30, 2016		March 31, 2016		December 31, 2015
	Amount	Yield/Rate	Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income	$22,816	2.77%	$25,089	2.78%	$25,522	2.74%
GAAP interest expense/cost of funds (1)	6,100	0.83%	6,310	0.81%	5,833	0.70%
Net interest income/spread	16,716	1.94%	18,779	1.97%	19,689	2.04%

GAAP interest expense/cost of funds (1)	$6,100	0.83%	$6,310	0.81%	$5,833	0.70%
Less: amortization of de-designated cash flow hedges (2)	80	—%	(27)	—%	(727)	(0.08)%
Add: net periodic interest costs of derivative instruments	486	0.07%	1,680	0.21%	1,323	0.16%
Adjusted interest expense/ adjusted cost of funds	6,666	0.90%	7,963	1.02%	6,429	0.78%

Adjusted net interest income/spread	$16,150	1.87%	$17,126	1.76%	$19,093	1.96%

			Three Months Ended
			September 30, 2015		June 30, 2015
			Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income			$26,096	2.69%	$24,527	2.63%
GAAP interest expense/cost of funds (1)			5,859	0.67%	5,542	0.66%
Net interest income/spread			20,237	2.02%	18,985	1.97%

GAAP interest expense/cost of funds (1)			$5,859	0.67%	$5,542	0.66%
Less: amortization of de-designated cash flow hedges (2)			(857)	(0.10)%	(857)	(0.10)%
Add: net periodic interest costs of derivative instruments			1,752	0.21%	1,793	0.21%
Adjusted interest expense/ adjusted cost of funds			6,754	0.78%	6,478	0.77%

Adjusted net interest income/spread			$19,342	1.91%	$18,049	1.86%

(1)	Percentages shown are based on annualized interest expense amounts divided by average interest bearing liabilities.

(2)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.